Exhibit 10.1

Execution Version

Voting Agreement

This Voting Agreement (this “Agreement”) is made and entered into as of August 5, 2020, by and among Ribbon Communications Operating Company, Inc., a Delaware corporation (“RCOCI”), Ribbon Communications International Limited, an Ireland company (“RCIL”, and together with RCOCI, each a “Seller” and collectively the “Sellers”), Ribbon Communications Inc., a Delaware corporation (“Parent”), and the undersigned holder (the “Holder”) of securities of American Virtual Cloud Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein have the meaning attributed to them in the Purchase Agreement (as defined below).

Recitals

WHEREAS, concurrently with the execution of this Agreement, the Company, the Sellers and Ribbon Communications Inc., a Delaware corporation (“Parent”) are entering into a certain Purchase Agreement (the “Purchase Agreement”) pursuant to which the Sellers and their respective Affiliates are selling the Business by selling the Purchased Interests and the Transferred Assets and assigning the Assumed Liabilities to the Company;

WHEREAS, the purchase price to be paid by the Company to Parent in consideration for all of Sellers’ and/or their respective Affiliates’ right, title and interest in, to and under the Transferred Assets and the Purchased Interests will be the issuance of 13,000,000 shares of Common Stock, or such larger number of shares of Common Stock as may be agreed in accordance with the Purchase Agreement (the “Issued Shares”);

WHEREAS, as an inducement and a condition to Parent and Sellers entering into the Purchase Agreement and to consummate the transactions contemplated thereby, the Holder has agreed to enter into this Agreement, pursuant to which the Holder is agreeing, among other matters, to vote all of its Covered Stock (as defined below) in favor of the issuance of the Issued Shares to Parent pursuant to the Purchase Agreement;

WHEREAS, the obligations of Parent and the Sellers under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Holder; and

WHEREAS, the parties desire to enter into this Agreement to set forth their agreements and understandings with respect to the issuance of the Issued Shares.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth below, the parties agree as follows:

1.                   No Transfer of Shares. During the term of this Agreement, the Holder shall not (a) cause or permit any Transfer (as defined below) of any of the Covered Stock or any right or interest therein, or (b) enter into any agreement, option, understanding or arrangement with respect to a Transfer of any of the Covered Stock. Except as required by this Agreement, the Holder shall not deposit (or permit the deposit of) any Covered Stock in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Covered Stock or in any way grant any other Person any right whatsoever with respect to the voting or disposition of the Covered Stock; provided, that the foregoing shall not prohibit the Transfer of Covered Stock to an Affiliate or other owner of Holder so long as such Affiliate of such transferee executes this Agreement or a joinder agreement to become a party to this Agreement. For purposes hereof, a Person shall be deemed to have effected a “Transfer” of Covered Stock if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers, assigns, or otherwise disposes of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of Law or otherwise) such security, or any interest in such security; or (b) enters into an agreement, arrangement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such shares or any interest therein. Any Transfer or attempted Transfer in violation of this Agreement shall be null and void ab initio. It is hereby clarified that if any involuntary Transfer of any of the Covered Stock shall occur (such as in the case of appointment of a receiver to the Holder’s assets as part of bankruptcy proceedings), the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Covered Stock subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement.

2.                   Agreement to Vote Shares. The Holder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company or at any adjournment thereof, in the action by written consent or in any other circumstances upon which the Holder’s vote, consent or other approval is sought in connection with the Purchase Agreement and issuance of the Issued Shares pursuant to the Purchase Agreement, to (i) appear at each such meeting or otherwise cause all of its Covered Stock to be counted as present thereat for purpose of establishing a quorum and (ii) vote (or cause to be voted), in person or by proxy, all of the Covered Stock that are then entitled to be voted (a) in favor of the transactions contemplated by the Purchase Agreement, including the issuance of the Issued Shares pursuant to the Purchase Agreement, (b) in favor of any action, proposal, transaction or agreement that is submitted by the Company for a vote of the stockholders of the Company and would reasonably be expected to facilitate the transactions contemplated by the Purchase Agreement, (c) in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters of this Section 2 are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (d) against (1) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Purchase Agreement, or of such Holder contained in this Agreement, and (2) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect or prevent the transactions contemplated by the Purchase Agreement or this Agreement. The Holder shall execute and deliver to the Company a written consent in favor of the transactions contemplated under the Purchase Agreement and the terms of the Purchase Agreement and the Ancillary Agreements reflected therein as soon as practicable and in any event within two (2) Business Days after the date of receipt from the Company of a written consent in proper form if no meeting of the stockholders has then been called for such purpose. The Holder agrees that the Covered Stock that are entitled to be voted shall be voted (or cause to be voted) as set forth in the preceding sentences.

3.                   Director Matters/280G Matters Excluded. No provision of this Agreement shall limit or otherwise restrict the Holder with respect to any vote that the Holder (or, if the Holder is not a natural person, the Holder’s representative) may make solely in his or her capacity as a director of the Company with respect to a matter presented to the Company Board.

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4.                   Irrevocable Proxy.

(a)                 Concurrently with the execution of this Agreement, the Holder has executed and delivered to the Company an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which Proxy shall be irrevocable to the fullest extent permissible by Law, with respect to the Covered Stock. The Proxy granted by the Holder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 2 of this Agreement.

(b)                 If, and only if, for any reason the Proxy granted pursuant to this Agreement is deemed to be revocable, then the Holder agrees to vote the Covered Stock that are then entitled to vote in accordance with Section 2 of this Agreement.

5.                   Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Sellers as follows:

(a)                 The Holder (i) is the record and beneficial owner of the Common Stock and other securities of the Company set forth on Schedule A (collectively, the “Existing Stock”), free and clear of any Encumbrances of any nature whatsoever (other than pursuant to (x) applicable restrictions on transfer under applicable securities laws, or (y) this Agreement), and (ii) does not beneficially own any securities of the Company (including options, warrants or convertible securities) other than the Existing Stock.

(b)                 Except as set forth on Schedule A, the Holder has the sole right to Transfer, to vote and to direct the voting of the Existing Stock (or, if this Agreement also is signed by the Holder’s spouse, the Holder and his or her spouse, if applicable, together have the sole right to Transfer, to vote and to direct the voting of the Existing Stock), and none of the Existing Stock are subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Existing Stock, except as set forth in this Agreement.

(c)                 The Holder, if not a natural person: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is not in violation of any of the provision of the Holder’s organizational documents, and (iii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement and the Proxy, to consummate the transactions contemplated hereby and thereby and to comply with the terms hereof and thereof. The execution and delivery by the Holder of this Agreement and the Proxy, the consummation by the Holder of the transactions contemplated hereby and thereby and the compliance by the Holder with the provisions hereof and thereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of the Holder, and no other corporate, company, partnership or other proceedings on the part of the Holder are necessary to authorize this Agreement and the Proxy, to consummate the transactions contemplated hereby and thereby or to comply with the provisions hereof or thereof.

(d)                 Each of this Agreement and the Proxy has been duly executed and delivered by the Holder, constitutes a valid and binding obligation of the Holder and is enforceable against the Holder in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)                 The execution and delivery of this Agreement and the Proxy, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of (i) the organizational documents of the Holder, if applicable, (ii) any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Holder or its properties or assets, or (iii) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Holder is a party or by which the Holder or the Holder’s assets are bound. The execution and delivery by the Holder of this Agreement does not, and the performance of the Holder’s obligations hereunder does not, require such Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Authority, other than any filings as may be required under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder.

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(f)                  There is no action, suit, investigation, complaint or other proceeding pending against, involving or affecting the Holder or the Existing Stock or, to the knowledge of the Holder, any other person, or, to the knowledge of the Holder, threatened against, involving or affecting the Holder or the Existing Stock or any other person that would reasonably be expected to restrict or prohibit (or, if successful, would restrict or prohibit) the performance by the Holder of its obligations under this Agreement.

(g)                The Holder understands and acknowledges that Parent and Sellers are entering into the Purchase Agreement in reliance upon the Holder’s execution, delivery and performance of this Agreement. The Holder is sophisticated holder with respect to the Existing Stock and has adequate information concerning the transactions contemplated hereby and by the Purchase Agreement and concerning the business and financial condition of the Company to make an informed decision regarding the matters referred to herein and has independently, without reliance upon Parent, Sellers or any of their respective Affiliates, and based on such information as the Holder has deemed appropriate, made the Holder’s own analysis and decision to enter into this Agreement.

6.                   Termination. This Agreement shall terminate upon the earliest to occur of (a) the valid termination of the Purchase Agreement in accordance with its terms and (b) the Closing. In the event of the termination of this Agreement, this Agreement and the Proxy shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination; provided, further, that Section 9 and Sections 11 to 17 shall survive any such termination.

7.                   Further Covenants and Assurances.

(a)                 The Holder shall not, and the Holder shall not permit any of its Affiliates or Representatives to, directly or indirectly (i) solicit, initiate, entertain or agree to any proposals or offers from any Person relating to a third-party acquisition or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any Person to do or seek, a third-party acquisition. The Holder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Sellers may reasonably request for the purpose of effectively carrying out the provisions of this Agreement and the transactions contemplated hereby.

(b)                 If the Holder (in such capacity) receives an inquiry, proposal or offer relating to a third-party acquisition from any Person, the Holder will, subject to any confidentiality obligations to which the Holder is subject, (i) promptly notify Sellers of the same and the details thereof (including the identity of the Person making same), (ii) provide to Sellers a copy of any written inquiry, proposal or offer and all correspondence related thereto, and (iii) keep Sellers informed of the status thereof. The Holder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted prior to the date hereof with respect to any third-party acquisition.

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(c)                 The Holder shall not take any action that would make any representation or warranty of the Holder contained herein untrue or incorrect or would reasonably be likely to adversely affect, prevent or delay (i) the Holder from performing any of the Holder’s obligations under this Agreement (it being understood that nothing contained in this Agreement shall be deemed to restrict the ability of the Holder to exercise any voting rights with respect to the Existing Stock consistent with this Agreement (but not Transfer) held by the Holder as of the date hereof) or (ii) the Requisite Buyer Company Stockholder Approval from being obtained.

(d)                 The Holder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in Law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Holder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Purchase Agreement, or the approval of the Purchase Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof; provided, that the Holder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Holder that relates solely to the Holder’s capacity as a director or officer of the Company.

(e)                 The Holder agrees that any additional securities of the Company acquired by the Holder after the date of this Agreement and prior to the termination of this Agreement (including through the exercise of any stock options or otherwise) (together with the Existing Stock, the “Covered Stock”) shall automatically be subject to the terms of this Agreement as though owned by the Holder on the date hereof.

8.                   Holder Release. Conditioned upon and effective as of the Closing, the Holder, as an inducement to Sellers to enter into the Purchase Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby fully and completely forever releases and discharges the Sellers, the Company and their respective current and former Affiliates and all of their respective past or present stockholders, partners, members, officers, directors, employees and representatives and each of their respective heirs, executors, predecessors, successors and assigns (collectively, the “Releasees”), from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses, executions, affirmative defenses, demands and other obligations or liabilities whatsoever, in law or equity, whether known or unknown to the Holder, fixed or contingent, which the Holder ever had, now have or may have against any of the Releasees, based on or arising out of any matter, cause, act or omission whatsoever, occurring or existing at any time up to and including the Closing, including, without limitation, for, upon, or by reason of any action, omission, event, occurrence or circumstance related to the operation of the business of the Company or its Subsidiaries or the Business that has occurred prior to the Closing; provided, however, that the foregoing shall not release any Person from (i) any obligation of such Person under any provision of the Purchase Agreement or any other Ancillary Agreement arising before or after the Closing, (ii) any claims for indemnification or for advancement or reimbursement of expenses as a past or present officer or director under the Company’s organizational documents or under applicable Law or (iii) relating to salary, bonuses, severance, change of control or retention compensation or accrued vacation or other paid time off, any other employee or director compensation and/or benefits, and unreimbursed expenses. The foregoing release is conditioned upon the consummation of the transactions as contemplated in the Purchase Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any person or entity, upon termination of the Purchase Agreement for any reason.

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9.                   Successors, Assigns and Transferees Bound. Without limiting Section 1 hereof in any way, the Holder agrees that this Agreement and the obligations hereunder shall attach to the Covered Stock from the date hereof through the termination of this Agreement and shall be binding upon any Person to which legal or beneficial ownership of the Covered Stock shall pass, whether by operation of Law or otherwise, including the Holder’s heirs, guardians, administrators or successors, and the Holder further agrees to take all actions necessary to effectuate the foregoing. Any shares of Company Stock or any options, warrants or convertible securities (in each case, whether or not vested) to acquire shares of Company Stock received by the Holder in connection with any stock split, exchange of shares, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Stock shall be deemed to be included as “Existing Stock” and “Covered Stock”, and this Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any such additional Common Stock.

10.                 Deposit. The Holder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by any stockholder, in person or by agent or attorney, as are the books and records of the Company.

11.                 Public Disclosure. Except as contemplated by the Purchase Agreement or as otherwise required by Law, court order or regulatory authority, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement or the Purchase Agreement shall be made prior to the Closing by or on behalf of the Holder (including any Representative of the Holder) (other than disclosures to managers, advisors or equity holders of the Holder on a need to know basis in connection with the approval of the Purchase Agreement and the transactions contemplated thereby) unless approved by Sellers prior to such disclosure. Notwithstanding the immediately preceding sentence, in the event that the Holder is required by Law or court order to make any such disclosure, the Holder may make such disclosure; provided that the Holder shall notify Sellers prior to making such disclosure, shall use its commercially reasonable efforts to give Sellers an opportunity (as is reasonable under the circumstances) to comment on such disclosure, and shall make only such disclosure as it is legally obligated to disclose. Solely to the extent required by applicable Law, the Holder hereby authorizes Parent , Sellers and the Company to publish and disclose in any announcement, filing or disclosure required by the SEC the Holder’s identity and ownership of the Covered Stock and the nature of the Holder’s obligations under this Agreement. The Holder agrees as promptly as practicable to give to Parent, Sellers and the Company any information that it may reasonably require for the preparation of any such announcement or disclosure documents and agrees to promptly notify Parent, Sellers and the Company of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if any, to the extent that any shall be or have become false or misleading, in any material respect.

12.                 Remedies. The Holder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Sellers irreparable harm. Accordingly, the Holder agrees that in the event of any breach or threatened breach of this Agreement, Sellers, in addition to any other remedies at Law or in equity it may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

13.                Notices. All notices, requests, consents, Claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13)

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(i)	if to Sellers, to

Ribbon Communications Inc.

4 Technology Park Drive

Westford, Massachusetts 01886

Attention: Patrick Macken, EVP and Chief Legal Officer

E-Mail: pmacken@rbbn.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022-4834

Attention: David Allinson; Jane Greyf

E-Mail: david.allinson@lw.com; jane.greyf@lw.com

(ii)	if to the Holder, to the address set forth on Schedule A hereto.

14.               Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

15.               Entire Agreement/Amendment. This Agreement and the Proxy represent the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor the Proxy may be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the parties hereto.

16.               Governing Law. This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware without regard to the Laws of such jurisdiction that would require the substantive Laws of another jurisdiction to apply. Unless otherwise explicitly provided in this Agreement, any action, claim, suit or proceeding relating to this Agreement or the Proxy or the enforcement of any provision of this Agreement or the Proxy shall be brought or otherwise commenced only in any state or federal court located in Delaware. Each party hereto (a) expressly and irrevocably consents and submits to the exclusive jurisdiction of the Delaware Court of Chancery (or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware) in any action arising out of or relating to this Agreement or any of the matters contemplated hereby; (b) agrees that each such court shall be deemed to be a convenient forum; (c) agrees that service of process in any such proceeding may be made by giving notice pursuant to Section 13; and (d) agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the Proxy or the subject matter of this Agreement or the Proxy may not be enforced in or by such court.

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17.               Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Holder

Pensare Sponsor Group, Inc.

By:	/s/ Darrell J. Mays
Name:	Darrell J. Mays
Title:	CEO

Ribbon Communications Operating Company, Inc.

By:	/s/ Miguel Lopez
Name:	Miguel Lopez
Title:	President & Chief Executive Officer

Ribbon Communications International Limited

By:	/s/ Eric S. Marmurek
Name:	Eric S. Marmurek
Title:	Director

Ribbon Communications inc.

By:	/s/ Bruce McClelland
Name:	Bruce McClelland
Title:	President & Chief Executive Officer

Signature Page to the Voting Agreement

SCHEDULE A

Name and Address of Holder	Shares of Company Common Stock	PIPE Convertible Debentures	Company Warrants
Pensare Sponsor Group, Inc. 1720 Peachtree St NW Ste 629 Atlanta, GA 30309	5,818,500 shares of Common Stock	$2,260,000	7,017,290 warrants ($11.50 strike price) 226,000 PIPE unit warrants ($.01 strike price)

EXHIBIT A

Irrevocable Proxy

The undersigned holder (the “Holder”) of outstanding securities of American Virtual Cloud Technologies, Inc., a Delaware corporation (the “Company”), solely in its, his or her capacity as a holder of securities of the Company, hereby irrevocably appoints __________________, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting, consent and similar rights with respect to all of the Covered Stock (as defined in the Voting Agreement, as defined below) until the Expiration Date (as defined below) as specified below. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to the Covered Stock are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Covered Stock until after the Expiration Date.

This Proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable power and made for the benefit of third parties, and is granted pursuant to that certain Voting Agreement (the “Voting Agreement”) of even date herewith by and among Ribbon Communications Operating Company, Inc., a Delaware corporation (“RCOCI”), Ribbon Communications International Limited, an Ireland company (“RCIL”, and together with RCOCI, each a “Seller” and collectively the “Sellers”) and the Holder, and is granted solely in furtherance of Holder’s undertaking to vote the Covered Stock as required by the Voting Agreement contemplated by that certain Purchase Agreement of even date herewith (the “Purchase Agreement”), by and among the Company, the Sellers and Ribbon Communications Inc., a Delaware corporation. As used herein, the term “Expiration Date” shall mean the date of termination of the Voting Agreement in accordance with its terms. Capitalized terms used but not defined herein have the meaning attributed to them in the Purchase Agreement.

The attorney and proxy named above is hereby authorized and empowered by the Holder, at any time prior to the Expiration Date, to act as the Holder’s attorney and proxy to vote the Covered Stock and to exercise all voting, consent and similar rights of the Holder with respect to the Covered Stock (including, without limitation, the power to execute and deliver written consents), in accordance with Section 2 of the Voting Agreement, at any meeting of stockholders of the Company or at any adjournment thereof, in any action by written consent or in any other circumstances upon which the Holder’s vote, consent or other approval is sought in connection with the Purchase Agreement and issuance of the Issued Shares pursuant to the Purchase Agreement.

Any obligation of the Holder hereunder shall be binding upon the successors and assigns of the Holder.

This Proxy shall terminate, and be of no further force or effect, automatically upon the Expiration Date.

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Holder

Pensare Sponsor Group, Inc.

By:
Name:
[Title:]

Dated: _________ ___, 2020